Exhibit 15.1

Deloitte Touche Tohmatsu Rua Alexandre Dumas, 1.981 04717-906 - São Paulo - SP Brasil Telefone.: (11) 5186-1000 Fac-simile: (11) 5181-2911 www.deloitte.com.br

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 333-174483 on Form F-3 of our reports dated March 27, 2013 relating to the consolidated financial statements of Banco Santander (Brasil) S.A. and the effectiveness of Banco Santander (Brasil) S.A.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Banco Santander (Brasil) S.A. for the year ended December 31, 2012.

March 27, 2013

/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Auditores Independentes

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

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